Exhibit 99.1.  Selected Financial Data
The historical financial information presented below for the Partnership and our predecessors, Regency LLC Predecessor and Regency Gas Services LP (formerly Regency Gas Services LLC), was derived from our audited consolidated financial statements as of December 31, 2007, 2006, 2005, and 2004 and for the years ended December 31, 2007, 2006, and 2005, the one-month period ended December 31, 2004, the eleven-month period ended November 30, 2004, and the period from inception (April 2, 2003) to December 31, 2003.  See “Item 7 — Management’s Discussions and Analysis of Financial Condition and Results of Operations — History of the Partnership and its Predecessor” for a discussion of why our results may not be comparable, either from period to period or going forward.

We refer to Regency Gas Services LLC as “Regency LLC Predecessor” for periods prior to its acquisition by the HM Capital investors.

	Regency Energy Partners LP				Regency LLC Predecessor
	Year Ended December 31, 2007	Year Ended December 31, 2006	Year Ended December 31, 2005	Period from Acquisition (December 1, 2004) to December 31, 2004	Period from January 1, 2004 to November 30, 2004	Period from inception (April 2, 2003) to December 31, 2004
	(in thousands except per unit data)

Statement of Operations Data:
Total revenue	$1,190,238	$896,865	$709,401	$47,857	$432,321	$186,533
Total operating expense	1,130,874	857,005	695,366	45,112	404,251	178,172
Operating income	59,364	39,860	14,035	2,745	28,070	8,361
Other income and deductions
Interest expense, net	(52,016)	(37,182)	(17,880)	(1,335)	(5,097)	(2,392)
Loss on debt refinancing	(21,200)	(10,761)	(8,480)	-	(3,022)	-
Other income and deductions, net	1,252	839	733	64	186	205
Net income (loss) from continuing operations	(12,600)	(7,244)	(11,592)	1,474	20,137	6,174
Discontinued operations	-	-	732	-	(121)	-
Income tax expense	931	-	-	-	-	-
Minority interest in net income from subsidiary	305	-	-	-	-	-
Net income (loss)	$(13,836)	$(7,244)	$(10,860)	$1,474	$20,016	$6,174
Less:
Net income through January 31, 2006	-	1,564
Net loss for partners	$(13,836)	$(8,808)
General partner interest	(393)	(176)
Benefical conversion feature for Class C common units	1,385	3,587
Limited partner interest	$(14,828)	$(12,219)

Basic and diluted net loss per common and subordinated unit (1)	$(0.40)	$(0.30)
Cash distributions per common and subordinated unit	1.52	0.9417

Basic and diluted net loss per Class B common unit (1)	-	(0.17)
Cash distributions per Class B common unit	-	-

Income per Class C common unit due to beneficial conversion feature (1)	0.48	1.26
Cash distributions per Class C common unit	-	-

Basic and diluted net income per Class E common unit	1.23	-
Cash distributions per Class E common unit	2.06	-

Balance Sheet Data (at period end):
Property, plant and equipment, net	$913,109	$734,034	$609,157	$328,784		$118,986
Total assets	1,278,410	1,013,085	806,740	492,170		164,330
Long-term debt (long-term portion only)	481,500	664,700	428,250	248,000		55,387
Net equity	563,293	212,657	230,962	181,936		59,856

Cash Flow Data:
Net cash flows provided by (used in):
Operating activities	$79,529	$44,156	$37,340	$(4,311)	$32,401	$6,494
Investing activities	(157,933)	(223,650)	(279,963)	(130,478)	(84,721)	(123,165)
Financing activities	99,443	184,947	242,949	132,515	56,380	118,245

Other Financial Data:
Total segment margin	$214,093	$156,419	$76,536	$6,870	$69,559	$23,072
EBITDA	94,185	69,592	30,191	4,470	35,242	12,890
Maintenance capital expenditures	8,764	16,433	9,158	358	5,548	1,633

Segment Financial and Operating Data:
Gathering and Processing Segment:
Financial data
Segment margin	$154,761	$111,372	$60,864	$6,262	$61,347	$18,805
Operating expenses	53,496	35,008	22,362	1,655	16,230	6,131
Operating data
Natural gas throughput (MMbtu/d)	772,930	529,467	345,398	314,812	303,345	211,474
NGL gross production (Bbls/d)	21,808	18,587	14,883	16,321	14,487	9,434
Transportation segment
Financial data
Segment margin	$59,332	$45,047	$15,672	$608	$8,212	$4,267
Operating expenses	4,504	4,488	1,929	164	1,556	881
Operating data
Throughput (MMbtu/d)	751,761	587,098	258,194	161,584	192,236	211,569
(1) The year ended December 31, 2006 amounts have been corrected for an error made in the calculation of loss per unit resulting from the issuance of Class C common units at a discount.
(2) See "- Non-GAAP Financial Measures" for a reconciliation to its most directly comparable GAAP measure.

Non-GAAP Financial Measures
We include the following non-GAAP financial measures: EBITDA and total segment margin.  We provide reconciliations of these non-GAAP financial measures to their most directly comparable financial measures as calculated and presented in accordance with GAAP.

We define EBITDA as net income plus interest expense, provision for income taxes and depreciation and amortization expense.  EBITDA is used as a supplemental measure by our management and by external users of our financial statements such as investors, commercial banks, research analysts and others, to assess:
•	Financial performance of our assets without regard to financing methods, capital structure or historical cost basis;
•	The ability of our assets to generate cash sufficient to pay interest costs, support our indebtedness and make cash available for distribution to our unit holders and General Partner;
•	Our operating performance and return on capital as compared to those of other companies in the midstream energy sector, without regard to financing methods or capital structure; and
•	The viability of acquisitions and capital expenditure projects and the overall rates of return on alternative investment opportunities.

EBITDA shouldn’t be considered an alternative to net income, operating income, cash flows from operating activities or any other measure of financial performance presented in accordance with GAAP.

EBITDA does not include interest expense, income taxes or depreciation and amortization expense.  Because we have borrowed money to finance our operations, interest expense is a necessary element of our costs and our ability to generate cash available for distribution.  Because we use capital assets, depreciation and amortization are also necessary elements of our costs.  Therefore, any measures that exclude these elements have material limitations.  To compensate for these limitations, we believe that it is important to consider both net earnings determined under GAAP, as well as EBITDA, to evaluate our performance.

We define total segment margin as total revenues, including service fees, less cost of gas and liquids.  Total segment margin is included as a supplemental disclosure because it is a primary performance measure used by our management as it represents the results of product sales, service fee revenues and product purchases, a key component of our operations.  We believe total segment margin is an important measure because it is directly related to our volumes and commodity price changes.  Operation and maintenance expense is a separate measure used by management to evaluate operating performance of field operations.  Direct labor, insurance, property taxes, repair and maintenance, utilities and contract services comprise the most significant portion of our operation and maintenance expenses.  These expenses are largely independent of the volumes we transport or process and fluctuate depending on the activities performed during a specific period.  We do not deduct operation and maintenance expenses from total revenues in calculating total segment margin because we separately evaluate commodity volume and price changes in total segment margin.  As an indicator of our operating performance, total segment margin should not be considered an alternative to, or more meaningful than, net income as determined in accordance with GAAP.  Our total segment margin may not be comparable to a similarly titled measure of another company because other entities may not calculate total segment margin in the same manner.

	Regency Energy Partners LP				Regency LLC Predecessor
	Year Ended December 31, 2007	Year Ended December 31, 2006	Year Ended December 31, 2005	Period from Acquisition (December 1, 2004) to December 31, 2004	Period from January 1, 2004 to November 30, 2004	Period from inception (April 2, 2003) to December 31, 2003
	(in thousands except per unit data)
Reconciliation of "EBITDA" to net cash flows provided by (used in) operating activities and to net (loss) income
Net cash flows provided by (used in) operating activities	$79,529	$44,156	$37,340	$(4,311)	$32,401	$6,494
Add (deduct):
Depreciation and amortization	(57,069)	(39,287)	(24,286)	(1,793)	(10,461)	(4,658)
Write-off of debt issuance costs	(5,078)	(10,761)	(8,480)	-	(3,022)	-
Equity income	43	532	312	56	-	-
Risk management portfolio value changes	(14,667)	2,262	(11,191)	322	-	-
Loss (gain) on assets sales	(1,522)	-	1,254	-	-	-
Unit based compensation expenses	(15,534)	(2,906)	-	-	-	-
Accrued revenues and accounts receivable	28,789	5,506	43,012	(2,568)	19,832	31,966
Other current assets	1,394	(104)	2,644	2,456	1,169	1,070
Accounts payable, accrued cost of gas and liquids and accrued liabilities	(30,089)	1,359	(52,651)	(548)	(18,122)	(26,880)
Accrued taxes payable	(835)	(492)	(806)	921	(1,475)	(906)
Other current liabilities	984	(3,148)	(1,269)	242	(502)	(917)
Minority interest	(305)	-	-	-	-	-
Proceeds from early termination of interest rate swap	-	(4,940)	-	-	-	-
Amount of swap termination proceeds reclassified into earnings	1,078	3,862	-	-	-	-
Other assets and liabilities	(554)	(3,283)	3,261	6,697	196	5
Net (loss) income	$(13,836)	$(7,244)	$(10,860)	$1,474	$20,016	$6,174
Add:
Interest expense, net	52,016	37,182	17,880	1,335	5,097	2,392
Depreciation and amortization	55,074	39,654	23,171	1,661	10,129	4,324
Income tax expense	931	-	-	-	-	-
EBITDA	$94,185	$69,592	$30,191	$4,470	$35,242	$12,890

Reconciliation of "total segment margin" to net (loss) income
Net (loss) income	$(13,836)	$(7,244)	$(10,860)	$1,474	$20,016	$6,174
Add (deduct):
Operation and maintenance	58,000	39,496	24,291	1,819	17,786	7,012
General and administrative	39,713	22,826	15,039	645	6,571	2,651
Loss on assets sales	1,522	-	-	-	-	-
Management services termination fee	-	12,542	-	-	-	-
Transaction expenses	420	2,041	-	-	7,003	724
Depreciation and amortization	55,074	39,654	23,171	1,661	10,129	4,324
Interest expense, net	52,016	37,182	17,880	1,335	5,097	2,392
Loss on debt refinancing	21,200	10,761	8,480	-	3,022	-
Other income and deductions, net	(1,252)	(839)	(733)	(64)	(186)	(205)
Discontinued operations	-	-	(732)	-	121	-
Income tax expense	931	-	-	-	-	-
Minority interest in net income from subsidairy	305	-	-	-	-	-
Total segment margin	$214,093	$156,419	$76,536	$6,870	$69,559	$23,072